Exhibit 4.11

                            CRIMSON EXPLORATION, INC.

                          REGISTRATION RIGHTS AGREEMENT
                          -----------------------------


     This Registration Rights Agreement (this "Agreement") is entered into as of March 20, 2006, by and among Crimson Exploration, Inc., a Delaware corporation (the "Company"), and the entities and Persons identified on the signature pages of this Agreement (individually, a "Shareholder," and collectively, the "Shareholders").

                                    RECITALS
                                    --------


     WHEREAS, this Agreement is made pursuant to the Agreement and Plan of Merger (the "Merger Agreement") dated as of March 14, 2006, among the Company, Crimson Exploration Operating, Inc., a Delaware corporation and wholly owned subsidiary of the Company ("Crimson Sub"), Core Natural Resources, Inc, a Texas corporation ("Target") and the Shareholders;


     WHEREAS, pursuant to the Merger Agreement, (a) Target will be merged with and into Crimson Sub (the "Merger") and (b) the Company will issue shares of Common Stock of the Company to the Shareholders in conversion of and exchange for the outstanding shares of capital stock of Target then held by the Shareholders;


     WHEREAS, pursuant to the Merger Agreement, certain of the Shareholders will also assign certain of their overriding royalty interests in oil and gas properties of the Target to the Company and the Company will issue additional shares of Common Stock of the Company to such Shareholders (the "Assignment of ORRI"); and


     WHEREAS, in connection with the Merger and the Assignment of ORRI, the parties desire to enter into this Agreement in order to grant certain registration rights with respect to the Common Stock issued to the Shareholders.


                                    AGREEMENT
                                    ---------


     NOW, THERFORE, in consideration of the mutual promises and covenants set forth herein, the parties hereto agree as follows:

     Section 1.      Piggyback Registration Rights.
                     ------------------------------

            (a) Right to Include Registrable Securities. At any time the Company proposes for any reason to register any of its Common Stock under the Securities Act, either for its own account or for the account
     of a securityholder  of  the  Company  exercising  demand   registration
     rights other than pursuant to a Registration Statement on Forms S-4 or S-8 (or similar or successor forms) (a "Proposed Registration"), the Company shall promptly give written notice of such Proposed Registration to all of the Shareholders holding Registrable Securities (which notice shall be given not less than twenty (20) days before the expected effective date of the Company's Registration Statement) and shall offer such Shareholders the right to request inclusion of any of such Shareholder's Registrable Securities in the Proposed Registration. The rights to piggyback registration may be exercised an unlimited number of occasions.


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


            (b)      Piggyback  Procedure.  Each  Shareholder  shall  have  ten
     (10) days from the date of receipt of the Company's notice referred to in Section 1(a) to deliver to the Company a written request specifying the number of Registrable Securities such Shareholder intends to sell and
     such Shareholder's  intended method of  disposition.   Any  Shareholder
     may withdraw such Shareholder's request for inclusion of such Shareholder's Registrable Securities in any Registration Statement pursuant to this Section 1 by giving written notice to the Company of such withdrawal; provided, however, that the Company may ignore a notice of withdrawal made within twenty-four (24) hours of the time the Registration Statement is to become effective. Subject to Section 1(d), the Company shall use its reasonable best efforts to include in such Registration Statement all such Registrable Securities so requested to be included therein; provided, however, that the Company may at any time withdraw or cease proceeding with any such Proposed Registration if it withdraws or ceases proceeding with the registration of all other securities originally proposed to be registered. If the Proposed
     Registration is, in whole or in part, an underwritten public offering of securities of the Company, any request under this Section 1(b) shall specify that the Registrable Securities be included in the underwriting on the same terms and conditions as the shares, if any, otherwise being sold through underwriters under such registration.


            (c) Priority for Piggyback Registration. Notwithstanding any other provision of this Section 1, if the managing underwriter of an underwritten public offering determines and advises the Company that the inclusion of all Registrable Securities proposed to be included by the Participating Shareholders in the underwritten public offering would materially and adversely interfere with the successful marketing of the Company's securities, then the Participating Shareholders may not include any Registrable Securities in excess of the amount, if any, of Registrable Securities which the managing underwriter of such underwritten public offering shall reasonably and in good faith agree in writing to include in such public offering in addition to the amount of securities to be registered for the Company. The Company must include in such Registration Statement, as to each Participating Shareholder, only a portion of the Registrable Securities such Participating Shareholder has requested be registered equal to the ratio which such Participating Shareholder's requested Registrable
     Securities bears to the total number of Registrable Securities requested to be included in such Registration Statement by all Participating Shareholders who have requested that their Registrable Securities be included in such Registration Statement. Pursuant to the foregoing provision, the securities to be included in a registration initiated by the Company shall be allocated:


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



              (i)      first, to the Company;

              (ii) second, to any others requesting registration of securities of the Company pursuant to demand registration rights;

              (iii) third to persons or entities exercising registration rights under the Shareholders Rights Agreement of the Company, dated February 28, 2006, as amended from time to time; and

              (iv) fourth, to the Participating Shareholders and others having the right to include securities in such Registration Statement.


If as a result of the provisions of this Section 1(c), any Participating Shareholder may not include all of its Registrable Securities in a registration that such Shareholder has requested to be so included, such Participating Shareholder may withdraw such Participating Shareholder's request to include Registrable Securities in such Registration Statement.


     (d) Registration Procedures. The Company shall use its best efforts to effect the registration and sale of the Registrable Securities in accordance with the intended method of distribution thereof as promptly as possible, and in connection with any such request, the Company shall, as expeditiously as possible:

              (i) Preparation of Registration Statement; Effectiveness. Prepare and file with the SEC a Registration Statement on any form on which the Company then qualifies, which counsel for the Company shall deem appropriate and pursuant to which such offering may be made in accordance with the intended method of distribution thereof (except that the Registration Statement shall contain such information as may reasonably be requested for marketing or other purposes by the managing underwriter), and use its best efforts to cause any registration required hereunder to become effective as soon as practicable after the initial filing thereof and remain effective until the securities are no longer Registrable Securities;


              (ii) 10b-5 Notification. Promptly notify in writing the Participating Shareholders, the sales or placement agent, if any, therefor and the managing underwriter of the securities being sold pursuant to the Registration Statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act upon discovery that, or upon the happening of any event as a result of which, any prospectus included in the Registration Statement (or amendment or supplement thereto) contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, and the Company shall promptly prepare a supplement or amendment to such prospectus and file it with the SEC (in any event no later than ten days following notice of the occurrence of such event to each Participating Shareholder, the sales or placement agent and the managing underwriter) so that after delivery of such prospectus, as so amended or supplemented, to the purchasers of such Registrable Securities, such prospectus, as so amended or supplemented, shall not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made;


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



              (iii) Notification of Stop Orders; Suspensions of Qualifications and Exemptions. Promptly notify in writing the Participating Shareholders, the sales or placement agent, if any, therefor and the managing underwriter of the securities being sold of the issuance by the SEC of (A) any stop order issued or threatened to be issued by the SEC or (B) any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and the Company agrees to use its best efforts to (x) prevent the issuance of any such stop order, and in the event of such issuance, to obtain the withdrawal of any such stop order and (y) obtain the withdrawal of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Registrable Securities included in the Registration Statement for sale in any jurisdiction at the earliest practicable date;


              (iv) Amendments and Supplements. Prepare and file with the SEC such amendments, including post-effective amendments to the Registration Statement as may be necessary to keep the Registration Statement continuously effective for the applicable time period required hereunder and, if applicable, cause the related prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424
       (or any similar provisions then in force) promulgated under the Securities Act; and comply with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all securities covered by the Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in the Registration Statement as so amended or in such prospectus as so supplemented;

             (v) Blue Sky. Use its reasonable best efforts to, prior to any public offering of the Registrable Securities, register or qualify (or seek an exemption from registration or qualifications) such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any Participating Shareholder or underwriter may request, and to continue such qualification in effect in each such jurisdiction for as long as is permissible pursuant to the laws of such jurisdiction, or for as long as a Participating Shareholder or underwriter requests or until all of such Registrable Securities are sold, whichever is shortest, and do any and all other acts and things which may be reasonably necessary or advisable to enable any Participating Shareholder to consummate the disposition in such jurisdictions of the Registrable Securities; provided, however, that the Company shall not be required to (i) qualify generally to do business in any jurisdiction or to register as a broker or dealer in such jurisdiction where it would not otherwise be required to qualify but for this Section 1(d)(v), (ii) subject itself to taxation in any such jurisdiction, or (iii) submit to the general service of process in any such jurisdiction;


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


             (vi) Other Approvals. Use its reasonable best efforts to obtain all other approvals, consents, exemptions or authorizations from such governmental agencies or authorities as may be necessary to enable the Participating Shareholders and underwriters to consummate the disposition of Registrable Securities;

             (vii) Agreements. Enter into customary agreements (including any underwriting agreements in customary form), and take such other actions as may be reasonably required in order to expedite or facilitate the disposition of Registrable Securities;

             (viii) SEC Compliance, Earnings Statement. Comply with all applicable rules and regulations of the SEC and make available to its Shareholders, as soon as reasonably practicable, but no later than fifteen (15) months after the effective date of the Registration Statement, an earnings statement covering a period of twelve (12) months beginning after the effective date of the Registration Statement, in a manner which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

             (ix) Certificates, Closing. Provide officers' certificates and other customary closing documents;

             (x)       NASD.  Cooperate  with  each  Participating   Shareholder
       and  each  underwriter   participating  in  the disposition of such
       Registrable Securities and underwriters' counsel in connection with any filings required to be made with the NASD;

             (xi) Listing. Use its best efforts to cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed and if not so listed, to be listed on the NASD automated quotation system;

             (xii) Transfer Agent, Registrar and CUSIP. Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereto and a CUSIP number for all such Registrable Securities, in each case, no later than the effective date of such registration; and

             (xiii) Best Efforts. Use its reasonable best efforts to take all other actions necessary to effect the registration of the Registrable Securities contemplated hereby.

     (e) Seller Information. The Company may require each Participating Shareholder as to which any registration of such Shareholder's Registrable Securities is being effected to furnish to the Company with such information regarding such Participating Shareholder and such Participating Shareholder's method of distribution of such Registrable Securities as the Company may from time to time reasonably request in writing. If a Participating Shareholder refuses to provide the Company with any of such information on the grounds that it is not necessary to include such information in the Registration Statement, the Company may exclude such Participating Shareholder's Registrable Securities from the Registration Statement if the Company provides such Participating Shareholder with an opinion of counsel to the effect that such information should be included in the Registration Statement and such Participating Shareholder continues thereafter to withhold such information. The exclusion of a Participating Shareholder's Registrable Securities shall not affect the registration of the other Registrable Securities to be included in the Registration Statement.


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


     (f) Notice to Discontinue. Each Participating Shareholder whose Registrable Securities are covered by the Registration Statement filed pursuant to this Agreement agrees that, upon receipt of written notice from the Company of the happening of any event of the kind described in Section 1(d)(ii) or
Section 1(d)(iii), such Participating Shareholder shall forthwith discontinue the disposition of Registrable Securities until such Participating Shareholder's receipt of the copies of the supplemented or amended prospectus contemplated by
Section 1(d)(ii) or Section 1(d)(iii) or until it is advised in writing by the Company that the use of the prospectus may be resumed and has received copies of any additional or supplemental filings which are incorporated by reference into the prospectus, and, if so directed by the Company in the case of an event described in Section 1(d)(ii) or Section 1(d)(iii), such Participating Shareholder shall deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Participating Shareholder's possession, of the prospectus covering such Registrable Securities which is current at the time of receipt of such notice.

     (g) Registration Expenses. Except as otherwise provided herein, all Registration Expenses shall be borne by the Company. All Selling Expenses relating to Registrable Securities registered shall be borne by the Participating Shareholders of such Registrable Securities pro rata on the basis of the number of shares so registered.

     (h)      Indemnification.

              (i) Indemnification by the Company. The Company agrees, notwithstanding termination of this Agreement, to indemnify and hold harmless to the fullest extent permitted by applicable law, each Shareholder, each of its directors, officers, employees, advisors, agents and general or limited partners (and the directors, officers, employees, advisors and agents thereof), their respective Affiliates and each Person who controls (within the meaning of the Securities Act or the Exchange Act) any of such Persons, and each underwriter and each Person who controls (within the meaning of the Securities Act or the Exchange Act) any underwriter (collectively, "Shareholder Indemnified Parties") from and against any and all losses, claims, damages, expenses (including, reasonable costs of investigation and fees, disbursements and other charges of counsel and experts and any amounts paid in settlement effected with the Company's consent, which consent shall not be unreasonably withheld or


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


     delayed) or other liabilities (collectively, "Losses") to which any such Shareholder Indemnified Party may become subject under the Securities Act, Exchange Act, any other federal law, any state or common law or any rule or regulation promulgated thereunder or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) are resulting from or arising out of or based upon (i) any untrue, or alleged untrue, statement of a material fact contained in the Registration Statement, prospectus or preliminary prospectus (as amended or supplemented) or any document incorporated by reference in any of the foregoing or resulting from or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in light of the circumstances under which they were made), not misleading, or (ii) any violation by the Company of the Securities Act, Exchange Act, any other federal law, any state or common law or any rule or regulation promulgated thereunder or otherwise incident to any registration, qualification or compliance and in any such case, the Company will promptly reimburse each such Shareholder Indemnified Party for any legal expenses and any other Losses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability, action or investigation or proceeding (collectively, a "Claim"). Such indemnity obligation shall remain in full force and effect regardless of any investigation made by or on behalf of the Shareholder Indemnified Parties and shall survive the transfer of Registrable Securities by such Shareholder Indemnified Parties.


              (ii) Indemnification by Shareholders. In connection with any proposed registration in which a Shareholder is participating pursuant to this Agreement, each such Shareholder shall furnish to the Company in writing such information with respect to such Shareholder as the Company may reasonably request or as may be required by law for use in connection with the Registration Statement or prospectus or preliminary prospectus to be used in connection with such registration and each Shareholder agrees, severally and not jointly, to indemnify and hold harmless the Company, any underwriter retained by the Company and their respective directors, officers, partners, employees, advisors and agents, their respective Affiliates and each Person who controls (within the meaning of the Securities Act or the Exchange Act) any of such Persons to the same extent as the foregoing indemnity from the Company to the Shareholders as set forth in Section 1(h)(i) (subject to the exceptions set forth in the foregoing indemnity, the proviso to this sentence and applicable law), but only with respect to any such information furnished in writing by such Shareholder expressly for use therein; provided, however, that, unless such liability is directly caused by such Shareholder's willful or intentional misconduct, the liability of any such Shareholder under this Section 1(h)(ii) shall be limited to the amount of the net proceeds received by such Shareholder in the offering giving rise to such liability. Such indemnity obligation shall remain in full force and effect regardless of any investigation made by or on behalf of the Shareholder Indemnified Parties (except as provided above) and shall survive the transfer of Registrable Securities by such Shareholder.


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


              (iii) Conduct of Indemnification Proceedings. Any person or entity entitled to indemnification hereunder (the "Indemnified Party") agrees to give prompt written notice to the indemnifying party (the "Indemnifying Party") after the receipt by the Indemnified Party of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which the Indemnified Party intends to claim indemnification or contribution pursuant to this Agreement; provided, however, that, the failure so to notify the Indemnifying Party shall not relieve the Indemnifying Party of any liability that it may have to the Indemnified Party hereunder unless and to the extent such Indemnifying Party is materially prejudiced by such failure. If notice of commencement of any such action is given to the Indemnifying Party as above provided, the Indemnifying Party may participate in and, to the extent it may wish, jointly with any other Indemnifying Party similarly notified, to assume the defense of such action at its own expense, with counsel chosen by it and reasonably satisfactory to such Indemnified Party. The Indemnified Party may employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be paid by the Indemnified Party unless (i) the Indemnifying Party agrees to pay the same, (ii) the Indemnifying Party fails to assume the defense of such action with counsel satisfactory to the Indemnified Party in its reasonable judgment or (iii) the named parties to any such action reasonably believe that the representation of such Indemnified Party and the Indemnifying Party by the same counsel would be inappropriate under applicable standards of professional conduct. In the case of clause (ii) above and (iii) above, the Indemnifying Party may not assume the defense of such action on behalf of such Indemnified Party. No Indemnifying Party shall be liable for any settlement entered into without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party may, without the written consent of the Indemnified Party, (which consent shall not be unreasonably withheld), effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened Claim in respect of which indemnification or contribution may be sought hereunder (whether or not the Indemnified Party is an actual or potential party to such Claim) unless such settlement, compromise or judgment (A) includes an unconditional release of the Indemnified Party from all liability arising out of such Claim and (B) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of any Indemnified Party. The rights afforded to any Indemnified Party hereunder shall be in addition to any rights that such Indemnified Party may have at common law, by separate agreement or otherwise.

               (iv) Contribution. If the indemnification provided for in this Section 1(h) from the Indemnifying Party is unavailable or insufficient to hold harmless an Indemnified Party in respect of any Losses, then the Indemnifying Party, in lieu of indemnifying the Indemnified Party, shall contribute to the amount paid or payable by


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

     the Indemnified Party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and the Indemnified Party, as well as any other relevant equitable considerations. The relative faults of the Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the Indemnifying Party's and Indemnified Party's relative intent, knowledge, access to information and opportunity to correct or prevent such action; provided, however, that, unless such liability is directly caused by such Shareholder's willful or intentional misconduct, the liability of any such Shareholder under this Section 1(h)(iv) shall be limited to the amount of the net proceeds received by such Shareholder in the offering giving rise to such liability. The amount paid or payable by a party as a result of the Losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in Sections 1(h)(i), Section 1(h)(ii), or Section 1(h)(iii), any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding.

               (v) The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 1(h)(iv) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities
     Act) shall be entitled to contribution pursuant to this Section 1(h)(iv).

     (i) Rule 144 and Rule 144A; Other Exemptions. The Company shall use its commercially reasonable efforts to (i) file in a timely manner all reports and other documents required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder and
(ii) take such further action as each Shareholder may reasonably request (including providing any information necessary to comply with Rule 144), all to the extent required from time to time to enable such Shareholder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (x) Rule 144 under the Securities Act, as such rules may be amended from time to time or (y) any other rules or regulations now existing or hereafter adopted by the SEC. Upon the written request of a Shareholder, the Company shall deliver to the Shareholder a written statement as to whether it has complied with such requirements.

     (j) Certain Limitations On Registration Rights. No Shareholder may participate in the Registration Statement hereunder unless such Shareholder completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements, and other documents reasonably required under the terms of such underwriting arrangements and agrees to sell such Shareholder's Registrable Securities on the basis provided in any underwriting agreement


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

approved by the Shareholder or Shareholders entitled hereunder to approve such arrangements; provided, however, that no such Shareholder shall be required to make any representations or warranties to the Company or the underwriters in connection with any such registration other than representations and warranties as to (i) such Shareholder's ownership of its Registrable Securities to be sold or transferred, (ii) such Shareholder's power and authority to effect such transfer and (iii) such matters pertaining to compliance with securities laws as may be reasonably requested. Such Shareholders of Registrable Securities to be sold by such underwriters may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of the Company to and for the benefit of such underwriters, shall also be made to and for the benefit of such Shareholders and that any or all of the conditions precedent to the obligations of the underwriters under the underwriting agreement be conditions precedent to the obligations of the Shareholders.

     (k) Restrictions on Public Sale by Shareholders. If requested by the lead managing underwriter with respect to any firm underwriting public offering in which Shareholders are permitted to participate hereunder, each Shareholder of Registrable Securities agrees not to effect any public sale or distribution of any Registrable Securities being registered or of any securities convertible into or exchangeable or exercisable for such Registrable Securities, including a sale pursuant to Rule 144 under the Securities Act, during a period of not more than one hundred eighty (180) days after any firm underwriting public offering of Common Stock of the Company, commencing on the effective date of the Registration Statement (the "Lock-Up Period"), unless expressly authorized to do so by the lead managing underwriter; provided, however, that if any other Shareholder of securities of the Company is subject to a shorter period or receives more advantageous terms relating to the Lock-Up Period, then the Lock-Up Period shall be such shorter period and also on such more advantageous terms. Notwithstanding the foregoing, the Shareholders shall not be required to sign lock-up agreements unless other Persons permitted to include securities on such Registration Statement and all of the Company's directors and executive officers have signed substantially similar lock-up agreements with the managing underwriters. Any such lock-up agreements signed by the Shareholders shall contain reasonable and customary exceptions.

     (l) Transfer of Registration Rights. The rights of a Shareholder under this Section 1 may not be transferred or assigned in connection with a transfer of Registrable Securities.

     (m) Amendment. The provisions of this Section 1 may be waived or amended by the agreement of Shareholders holding a majority of the Registrable Securities.

     (n)    Definitions. For this Section 1:

     "Affiliate" means with respect to any Person, any other Person directly or indirectly Controlling or Controlled by, or under direct or indirect common Control with, such Person.

     "Claim" is defined in Section 1(h)(i).

     "Common Stock" means shares of common stock, $0.01 par value per share, of the Company.

     "Company" means Crimson Exploration, Inc., a Delaware corporation.

     "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

     "Indemnified Party" is defined in Section 1(h)(iii).

     "Indemnifying Party" is defined in Section 1(h)(iii).

     "Losses" is defined in Section 1(h)(i).

     "NASD" means the National Association of Securities Dealers, Inc.

     "Participating Shareholders" means Shareholders participating, or electing to participate, in an offering of Registrable Securities.

     "Person" means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "Proposed Registration" is defined in Section 1(a).

     "Registrable Securities" means any shares of Common Stock held by Shareholder as listed as Registrable Securities on Schedule I and any shares of Common Stock issued to a Shareholder as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend on the Common Stock, including any resulting shares issued, by virtue of the effect of antidilution provisions or combination, merger, consolidation or other similar event; provided, however, that shares of Common Stock that are considered to be Registrable Securities shall cease to be Registrable Securities
(i) upon the sale thereof pursuant to an effective registration statement, (ii) upon the first anniversary of the date of the issuance of such shares or (iii) when such securities cease to be outstanding.

     "Registration Expenses" means all expenses (other than underwriting discounts and commissions) arising from or incident to the performance of, or compliance with, Section 1, including, (i) SEC, stock exchange, NASD and other registration and filing fees, (ii) all fees and expenses incurred in connection with complying with any securities or blue sky laws (including, fees, charges and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), (iii) all printing, messenger and delivery expenses,
(iv) the fees, charges and disbursements of counsel to the Company and of its independent public accountants and any other accounting and legal fees, charges and expenses incurred by the Company (including, any expenses arising from any special audits or "comfort letters" required in connection with or incident to any registration), (v) the fees, charges and disbursements of any special experts retained by the Company in connection with any registration pursuant to the terms of this Agreement, (vi) all internal expenses of the Company (including, all salaries and expenses of its officers and employees performing legal or accounting duties), (vii) the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange, over-the-counter market or Nasdaq and (viii) Securities Act liability insurance (if the Company elects to obtain such insurance), regardless of whether the Registration Statement filed in connection with such registration is declared effective. "Registration Expenses" shall not include fees, charges and disbursements of any firm of counsel to any Participating Shareholders.

     "Registration Statement" means the registration statement of the Company filed with the SEC on the appropriate form pursuant to the Securities Act which covers shares of Registrable Securities pursuant to the provisions of this Agreement and all amendments and supplements to the Registration Statement, including post-effective amendments, in each case including the prospectus contained therein, all exhibits thereto and all materials incorporated by reference therein.

     "SEC" or "Commission" means the United States Securities and Exchange Commission.

     "Securities Act" means the Securities Act of 1933, as amended from time to time.

     "Selling Expenses" means the underwriting fees, discounts, selling commissions and stock transfer taxes applicable to all Registrable Securities registered by the Participating Shareholders.

     "Shareholder" or "Shareholders" means (a) those Persons receiving shares of Common Stock issued by the Company pursuant to the Merger Agreement and (b) those Persons receiving shares of Common Stock issued by the Company pursuant to the Assignment of ORRI, in each case, as set forth on Schedule I hereto.

     "Shareholder Indemnified Parties" is defined in Section 1(h)(i).

Section 2.        Miscellaneous.

     (a) Notices. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given:

                  (i) two days after deposit in the mail, if sent first-class United States mail;

                  (ii) when delivered by hand (with written confirmation of receipt);

                  (iii) when sent by facsimile (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested; or

                  (iv) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and facsimile numbers set forth below (or to such other addresses and facsimile numbers as a party may designate by notice to the other parties).

     (b) If to a Shareholder, as indicated on the signature pages to this Agreement, with a copy to:

                              Burleson Cooke L.L.P.
                              711 Louisiana Street, Suite 1701
                              Houston, TX 77002

     (c)    If to the Company:

                              Crimson Exploration, Inc.
                              Attn: Joe Grady
                              480 North Sam Houston Parkway East
                              Suite 300
                              Houston, TX  77060

     Section 3. Waiver. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege.

     Section 4. Entire Agreement; Amendment; Waiver. This Agreement, the Merger Agreement, and Assignment of ORRI constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated, except by a written instrument signed by the Company and the holders of a majority of the Registrable Securities.

     Section 5. Term of Agreement. This Agreement shall terminate on the earlier of (i) the date upon which all of the shares of Registrable Securities have been sold pursuant to an effective registration statement, (ii) no Registrable Securities continue to be outstanding and (ii) the first anniversary of the date hereof. Notwithstanding the foregoing, certain covenants contained in this Agreement shall expire on the occurrence of the specific events stated herein that relate to those particular covenants, if such events occur sooner than an event set forth in this Section 5, and the obligations contained in Section 1(h) shall survive the termination of this Agreement.

     Section 6. Assignments; Successors; No Third-Party Rights. Except as provided in this Agreement, no party may assign any of its rights under this Agreement without the prior consent of the other parties. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

     Section 7. Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

     Section 8. Section Headings; Construction. The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

     Section 9. Governing Law. This Agreement will be governed by the laws of the State of Texas without regard to conflicts of laws principles.

     Section 10. Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                            [SIGNATURE PAGES FOLLOW]

DATED: March 20, 2006.

                                                   CRIMSON EXPLORATION, INC.
                                                   a Delaware corporation



                                                   By:  /s/ E. Joseph Grady
                                                        ------------------------
                                                        E. Joseph Grady
                                                        Sr. Vice President & CFO


                                Signature Page 1

                                  SHAREHOLDERS:


DATED:  March 20, 2006.                        CORE NATURAL RESOURCES GP, LLC,
                                               a Texas limited liability company

                                               By:      /s/ Gregory P. Pipkin
                                                        ------------------------
                                                        Gregory  P. Pipkin
                                                        Manager

Notice Address:                                6363 Woodway
                                               Suite 440
                                               Houston, TX  77057



DATED:  March 20, 2006.                        /s/ Gregory P. Pipkin
                                               ---------------------------------
                                               GREGORY P. PIPKIN

Notice Address:                                11227 Smithdale Road
                                               Houston, TX  77024



DATED:  March 20, 2006.                        /s/ Richard K. Pipkin
                                               ---------------------------------
                                               RICHARD K. PIPKIN

Notice Address:                                678 Shartle Circle
                                               Houston, TX  77024



DATED:  March 20, 2006.                         /s/ Michael G. Wyatt
                                                --------------------------------
                                                MICHAEL G. WYATT

Notice Address:                                 12206 Taylorcrest
                                                Houston, TX  77024



DATED:  March 20, 2006.                         /s/ Michael W. Haley
                                                --------------------------------
                                                MICHAEL W. HALEY

Notice Address:                                 201 Vanderpool Lane, #82
                                                Houston, TX  77024


                                Signature Page 2

DATED:  March 20, 2006.                         MUSQUIZ, INC.,
                                                a Texas corporation

                                                By:      /s/ M.B. Davis
                                                         -----------------------
                                                Name:    M.B. Davis
                                                Title:   President

Notice Address:                                 c/o M.B. Davis
                                                3424 Wickersham Lane
                                                Houston, TX  77027


                                Signature Page 3

                                   SCHEDULE I

                                  SHAREHOLDERS
                                  ------------


                                    SHARES RECEIVED
                                     UNDER MERGER       SHARES RECEIVED UNDER
           NAME                      AGREEMENT           ASSIGNMENT OF ORRI

CORE NATURAL RESOURCES GP, LLC,      32,356.24                   -0-
a Texas limited liability company...

                                  2,814,993.18        Hoffman Lease - 262,231
Gregory P. Pipkin................                      Price Lease - 200,000

Richard K. Pipkin.................. 129,424.97                   -0-

Michael G. Wyatt................... 129,424.97                   -0-

Michael W. Haley.................... 16,178.12                   -0-

MUSQUIZ, INC.,                      113,246.85                   -0-
a Texas corporation................


                                Signature Page 4